Exhibit 10.5

FIRST AMENDMENT TO
ENERGY PARTNERS, LTD.
STOCK AND DEFERRAL PLAN FOR
NON-EMPLOYEE DIRECTORS

The Energy Partners, Ltd. Stock and Deferral Plan for Non-Employee Directors is hereby amended in the following respects:

1. The second sentence of Article IV is amended to read in its entirety as follows:

“Subject to the deferral election described in Article V, such meeting fees shall be payable in cash following the applicable meeting on such date as shall be determined by the Company but no later than 30 days after such meeting.”

2. The third sentence of Article IV is amended to read in its entirety as follows:

“Subject to the deferral election described in Article V, such retainer fees shall be payable in Shares on the date of the regular annual meeting of shareholders of the Company with respect to the year of service as an Eligible Director beginning on that date; provided, however, that an Eligible Director may instead elect, by filing an election with the Plan Administrator on a form prescribed by the Plan Administrator before the payment date for any such fees, to receive a percentage of such retainer fees (not exceeding 50%) in the form of cash.”

3. The first sentence of Article VIII is amended to read in its entirety as follows:

“If an Eligible Director has made a deferral election pursuant to Article V, his or her Account shall be paid out in the form elected by the Eligible Director pursuant to Article VII commencing on such date as may be determined by the Plan Administrator but no later than 90 days after the date elected by the Eligible Director pursuant to Article VII.”

4. Article VIII is amended by adding the following sentence after the first sentence thereof:

“If the Eligible Director has elected annual installment payments, each such annual installment after the initial installment shall be paid during the month in which falls the applicable anniversary of the payment commencement date elected by the Eligible Director pursuant to Article VII.”

5. A new Article XVI is added to read in its entirety as follows:

“ARTICLE XVI INTERNAL REVENUE CODE SECTION 409A

It is intended that this Plan comply with Section 409A of the Internal Revenue Code of 1986, as amended (and any regulations and guidance issued thereunder), and the Plan shall be interpreted and operated consistently with that intent.  Anything in this Plan to the contrary notwithstanding, an Eligible Director shall be deemed to have ceased service as a member of the Board of Directors if and only if the Eligible Director has experienced a ‘separation from service’ within the meaning of said Section 409A and the regulations thereunder.”

Dated: November 13, 2008
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary